Exhibit 99.1

Golden Phoenix Creates Interim Governing Board To Advance Multi-Pronged Legal Strategy and Establish Next Steps for Project Development

LAS VEGAS, NV, JUNE 11, 2012 – Golden Phoenix Minerals, Inc. (“Golden Phoenix” or the “Company”) (OTC Bulletin Board: GPXM) announced today the creation of an Interim Governing Board (“IGB”) to maximize the Company’s efforts as it advances a multi-pronged legal strategy and to simultaneously establish the next steps for developing its portfolio of mining projects.
The IGB will utilize the collective strengths of the Golden Phoenix Board of Directors and Management Team to focus its immediate efforts on:

Accelerating the Company’s pursuit of its rights and remedies in the lawsuit filed against Waterton Global Value, L.P., a Canadian limited partnership, and Scorpio Gold Corp., a British Columbia corporation, and parent company of Scorpio Gold (US) Corporation, a Nevada corporation,

Accelerating the Company’s pursuit of the arbitration request filed with the International Chamber of Commerce against Silver Global, S.A., a Panamanian Corporation, and

Identifying and advancing the next steps for the development of Golden Phoenix's diverse portfolio of mining projects.

The IGB is comprised of four members from the Golden Phoenix Board of Directors including: Donald Gunn, John Di Girolamo, Jeffrey Dahl and Thomas Klein. Donald Gunn serves as Chair of the IGB. The IGB will temporarily absorb the position of Chief Executive Officer and allow its members to divide responsibilities and focus their efforts to pursue an aggressive, multi-pronged approach to the resolution of pending matters.

Donald Gunn, Chair of the IGB comments: "In the near term, Golden Phoenix looks forward to identifying and advancing the next steps for the development of our diverse portfolio of mining projects."

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix: Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada, Panama and Peru including its 15% interest in Golden Phoenix Panama, S.A., the joint venture entity that owns and operates the Concessions constituting the Santa Rosa gold mine. Golden Phoenix has an option to earn an 80% interest in four properties that are adjacent to the Mineral Ridge Gold Project in Nevada. These include the Vanderbilt Silver and Gold Project, Galena Flats, Coyote Fault Gold and Silver Project and the Coyote Fault Extension.

Forward-Looking Statements: Information contained herein regarding pending legal matters or strategy, optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including adverse outcomes in pending litigation or legal disputes, continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(702) 589-7560
investor@goldenphoenix.us

Posted in 2012 Press Releases